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                                  EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY


     Name                                                   Jurisdiction
     ----                                                   ------------

     Nutrition for Life International (UK) Ltd.             England

     Nutrition For Life International Philippines, Inc.     Philippines